                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 Stepan Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:   $125.00

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                                 STEPAN COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 1995
                                  AT 9:00 A.M.

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of STEPAN COMPANY will be held at the Company's Administrative and Research Center at Edens Expressway and Winnetka Road, Northfield, Illinois, on Monday, May 1, 1995, at 9:00 a.m., for the following purposes:

     1. To elect two Directors to the Board.

     2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for 1995.

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has designated the close of business on March 2, 1995, as the record date for determining holders of 5 1/2% Convertible Preferred Stock and Common Stock entitled to notice of and to vote at the meeting.

     A copy of the Company's Annual Report for the year 1994 is enclosed with this notice.

                                            By Order of the Board of Directors

                                              JEFFREY W. BARTLETT
                                                   Secretary

Northfield, Illinois
March 31, 1995

     THE BOARD OF DIRECTORS OF THE COMPANY EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO BE PRESENT AT THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU PLAN TO ATTEND THE MEETING, IT WILL BE NECESSARY TO OBTAIN AN ADMISSION CARD AND A REQUEST FORM IS ALSO ENCLOSED. AN ADMISSION CARD WILL BE ISSUED UPON REQUEST IN THE NAME OF EACH STOCKHOLDER OF RECORD. EACH ADMISSION CARD IS VALID ONLY FOR THE ADMISSION OF THE STOCKHOLDER OF RECORD OR BONA FIDE BENEFICIAL OWNER OR A DESIGNATED PROXY. BONA FIDE BENEFICIAL OWNERS OF SHARES THAT ARE REGISTERED IN THE NAME OF A BROKER OR OTHER NOMINEE SHOULD BRING PROOF OF BENEFICIAL OWNERSHIP. NO OTHER PERSONS WILL BE ADMITTED TO THE ANNUAL MEETING OF STOCKHOLDERS.

                                                                  March 31, 1995

                                PROXY STATEMENT

                   FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

                                 STEPAN COMPANY
                       EDENS EXPRESSWAY AND WINNETKA ROAD
                           NORTHFIELD, ILLINOIS 60093

                     TO BE HELD AT 9:00 A.M. ON MAY 1, 1995

     The enclosed proxy is solicited by the Board of Directors of the Company and the entire expense of solicitation will be borne by the Company. Such solicitation is being made by mail and the Company may also use its Officers and its regular employees to solicit proxies from stockholders personally or by telephone or letter. Arrangements will be made with the brokers, custodians, nominees, or other fiduciaries who so request for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in that connection.

     At the close of business on March 2, 1995, the record date for the meeting, there were 778,988 shares of 5 1/2% Convertible Preferred Stock ("Preferred Stock") outstanding, each share of which is convertible into 1.14175 shares of Common Stock and is entitled to 1.14175 votes on each matter to be voted on at the meeting, and, including Preferred Stock, there were 10,833,673 shares of Common Stock outstanding, each share of which is entitled to one vote on each matter to be voted on at the meeting. The Common Stock was split two-for-one on December 15, 1994.

     This proxy statement and proxy are being sent or given to stockholders commencing on March 31, 1995. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy.

                             PRINCIPAL STOCKHOLDERS

     As of March 2, 1995, the only persons known to the Company to beneficially own more than five percent of the Company's Common Stock were the following:

                                                 NUMBER OF SHARES OF COMMON
                                               STOCK BENEFICIALLY OWNED(2)(9)
                                      -------------------------------------------------     PERCENTAGE
                                                                                                OF
                                       VOTING AND INVESTMENT POWER                         OUTSTANDING
                                      ------------------------------          TOTAL         SHARES OF
              NAME(1)                   SOLE                 SHARED           SHARES       COMMON STOCK
- -----------------------------------   ---------              -------       ------------    ------------
F. Quinn Stepan(4).................   1,591,332(6)(7)(10)    661,224(3)      2,252,556         20.8%
Paul H. Stepan(4)..................     256,295              661,224(3)        917,519          8.4%
Plan Committee for Stepan Company
  Qualified Plans..................     790,961(5)(8)                          790,961          7.3%

     As of March 2, 1995, the only persons known to the Company to beneficially own more than five percent of the Company's Preferred Stock were the following:

                                                  NUMBER OF SHARES OF PREFERRED
                                                   STOCK BENEFICIALLY OWNED(2)
                                              --------------------------------------
                                               VOTING AND INVESTMENT                     PERCENTAGE OF
                                                       POWER                              OUTSTANDING
                                              ------------------------        TOTAL        SHARES OF
                  NAME(1)                      SOLE            SHARED        SHARES     PREFERRED STOCK
- -------------------------------------------   -------          -------       -------    ---------------
F. Quinn Stepan(4).........................                    166,480(3)    166,480         21.3%
Paul H. Stepan(4)..........................   159,616          166,480(3)    326,096         41.8%
Plan Committee for Stepan Company
  Qualified Plans..........................    96,728(5)(8)                   96,728         12.4%
Mary Louise Stepan(4)......................    76,872                         76,872          9.8%
Mary Louise Wehman(4)......................    76,872                         76,872          9.8%
John Stepan(4).............................    76,872                         76,872          9.8%

- ------------
 (1) The address of all persons named is Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.

 (2) Represents number of shares beneficially owned as of March 2, 1995. Number of shares owned includes shares held by the spouses of F. Quinn Stepan, Paul H. Stepan and Mary Louise Wehman and shares held by the persons listed in the table, as trustee or custodian for the benefit of minor children where the trustee or custodian has voting or investment power.

 (3) F. Quinn Stepan and Paul H. Stepan are managing partners of a family-owned limited partnership which is the sole general partner in another family-owned limited partnership which owns 471,146 shares of Common Stock and 166,480 shares of Preferred Stock. The shares owned by the partnership are included in the tables for both F. Quinn Stepan and Paul H. Stepan.

 (4) Mary Louise Stepan is the mother of F. Quinn Stepan, Paul H. Stepan, John Stepan and Mary Louise Wehman.

 (5) The members of the Plan Committee are J. A. Hartlage, W. J. Klein and C. O. Gardiner, all of whom are employees of the Company.

 (6) Includes 3,919 shares of Common Stock allocated to F. Quinn Stepan under the Employee Stock Ownership Plan.

 (7) Includes 285,800 shares which F. Quinn Stepan has the right to acquire under a stock option plan.

 (8) On February 21, 1995, the Company received a 13G filing from the Harris Bancorp, Inc., which is the parent company of the Trustee (Harris Trust and Savings Bank) for the Company's Employee Stock Ownership Plan and Trust for Qualified Plans. Harris Bancorp, Inc. and its subsidiary expressly deny any beneficial ownership in the securities of these Plans.

 (9) Includes the number of shares of Common Stock which the specified person has the right to acquire by conversion of Preferred Stock beneficially owned by such person.

(10) Includes 197,423 shares of Common Stock credited to F. Quinn Stepan's stock account under the 1992 Management Incentive Plan. Under the 1992 Management Incentive Plan, amounts credited to an employee's stock account at termination of his employment may be paid in Common Stock at the employee's election.

REPORTS OF BENEFICIAL OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's Officers and Directors, and persons who own more than 10 percent of the Company's Common Stock or Preferred Stock, to file reports of beneficial ownership and changes in beneficial ownership of the Common Stock or Preferred Stock with the Securities and Exchange Commission, the American Stock Exchange, the Chicago Stock Exchange and the Company. Based solely upon a review of the copies of such forms received by it during or with respect to its most recent fiscal year, or written representations from certain reporting persons, the Company believes that Paul H. Stepan filed three late reports of five transactions.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed Proxy will vote for the election of the nominees named below as Directors of the Company to hold office until the Annual Stockholders' Meeting to be held in 1998.

     Under the Company's Certificate of Incorporation and Bylaws, Directors are elected by a plurality of the voting power of the shares of Preferred Stock and Common Stock present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class. The outcome of the election will not be affected by shares that withhold authority to vote in the election, however, an abstention will have the effect of a vote against the nominees named below.

     In the event any one or more of such nominees shall be unable to serve as Director, votes will be cast, pursuant to the authority granted in the enclosed Proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as Director, if elected.

NOMINEES FOR DIRECTOR

     The following table sets forth certain information about the nominees for
Director:

                                                                                       NUMBER AND
                                     PRINCIPAL OCCUPATION AND         YEAR OF          PERCENT OF
                                    BUSINESS EXPERIENCE DURING         FIRST        SHARES OF COMMON
                                    THE PAST FIVE YEARS, OTHER      ELECTION AS    STOCK BENEFICIALLY
       NAME OF NOMINEE                DIRECTORSHIPS AND AGE          DIRECTOR           OWNED(1)
- ------------------------------   --------------------------------   -----------    -------------------
F. Quinn Stepan...............   Chairman and Chief Executive           1967       2,252,556(2)   20.8%
                                   Officer of the Company since                             (3)
                                   November 1984. President and                             (4)
                                   Chief Operating Officer of the                           (5)
                                   Company since 1973.
                                   Age--57

Robert G. Potter..............   Corporate Executive Vice                N/A               0         0%
                                 President and Member, Management
                                   Board, of Monsanto Company
                                   since February 1995. Corporate
                                   Executive Vice President of
                                   Monsanto Company and President
                                   of The Chemical Group of
                                   Monsanto Company from 1992 to
                                   1995. Corporate Executive Vice
                                   President of Monsanto Company
                                   and President of Monsanto
                                   Chemical Company from 1990 to
                                   1992. Advisory Director of
                                   Monsanto Company and Director
                                   of G.D. Searle & Company and
                                   Cray Research, Inc.
                                   Age--55

- ------------
(1) Represents number of shares beneficially owned as of March 2, 1995. Number of shares includes shares owned by the spouse of a Director and shares held by a Director or their spouse as trustee or custodian for the benefit of minor children where the trustee or custodian has voting or investment power.

(2) See Note (3) to tables under Principal Stockholders.

(3) See Note (6) to tables under Principal Stockholders.

(4) See Note (7) to tables under Principal Stockholders.

(5) See Note (10) to tables under Principal Stockholders.

DIRECTORS WHOSE TERMS CONTINUE

     The following table sets forth certain information about those Directors who are not up for reelection as their term of office does not expire this year:

                                                                                         NUMBER AND
                                                                                         PERCENT OF
                               PRINCIPAL OCCUPATION AND         YEAR OF               SHARES OF COMMON
                              BUSINESS EXPERIENCE DURING         FIRST                     STOCK
                              THE PAST FIVE YEARS, OTHER      ELECTION AS    TERM       BENEFICIALLY
    NAME OF DIRECTOR             DIRECTORSHIPS AND AGE         DIRECTOR     EXPIRES       OWNED(1)
- -------------------------  ---------------------------------  -----------   -------   ----------------
Robert D. Cadieux........  From 1993 to January 1995,             1992        1997     10,103(2)     *
                             President and Chief Executive
                             Officer of Air Liquide America
                             Corporation, a manufacturer of
                             industrial gases. From 1991 to
                             1993, Executive Vice President
                             of Amoco Corporation. From 1983
                             to 1991, President of Amoco
                             Chemical Company.
                             Age--57
Thomas F. Grojean........  Chairman, Chief Executive Officer      1977        1996     24,860(2)     *
                             and sole owner of Schanno
                             Transportation, Inc. since
                             September 1989. Chairman and
                             Chief Executive Officer of
                             Ellsworth Freight Lines, Inc.
                             since July 1986. Chairman and
                             Chief Executive Officer of
                             Greenfield Transport Co., Inc.
                             since May 1985. All firms are
                             nationwide truckload freight
                             carriers.
                             Age--56
James A. Hartlage........  Senior Vice President--Technology      1984        1996    900,590(4)   8.3%
                             and Operations of the Company
                             since 1995; Senior Vice                                         (5)
                             President--
                             Technology of the Company from                                  (6)
                             1992 to 1995; Vice President--
                             Technology of the Company from                                  (7)
                             1980 to 1992.
                             Age--57

                                                                                         NUMBER AND
                                                                                         PERCENT OF
                               PRINCIPAL OCCUPATION AND         YEAR OF               SHARES OF COMMON
                              BUSINESS EXPERIENCE DURING         FIRST                     STOCK
                              THE PAST FIVE YEARS, OTHER      ELECTION AS    TERM       BENEFICIALLY
    NAME OF DIRECTOR             DIRECTORSHIPS AND AGE         DIRECTOR     EXPIRES       OWNED(1)
- -------------------------  ---------------------------------  -----------   -------   ----------------
Paul H. Stepan...........  Executive Director, Mesirow            1977        1997    917,519(2)   8.4%
                             Financial, an investment banking
                             operation, 1993 to present.                                     (3)
                             President and Director of Paul
                             Stepan & Associates, Inc., a                                    (7)
                             real estate development firm,
                             since June 1985. General
                             Partner of Stepan Venture which
                             is involved in various venture
                             capital investments. Vice
                             Chairman, Hostmark Management
                             Company from November 1993 to
                             October 1994. President,
                             Merchant Banking, Mesirow
                             Capital Markets, an investment
                             banking operation, from January
                             1990 to 1993.
                             Age--51

* Less than one percent of outstanding shares.
- ---------------
(1) See Note (1) to table under Nominees for Director.

(2) Includes 1,426 shares that such Director has the right to acquire under a stock option plan.

(3) See Note (3) to tables under Principal Stockholders.

(4) Includes all shares deemed beneficially owned by the Plan Committee, of which J.A. Hartlage is a member. The Plan Committee selects the investment manager of the Stepan Company Trust for Qualified Plans under the terms of a Trust Agreement dated July 1, 1985, with the Harris Trust and Savings Bank. See Principal Stockholders.

(5) Includes 33,600 shares of Common Stock which J.A. Hartlage has the right to acquire under a stock option plan, 2,300 shares allocated to J.A. Hartlage under the Employee Stock Ownership Plan, and 5,577 shares credited to J.A. Hartlage's stock account under the 1992 Management Incentive Plan.

(6) See Note (5) to tables under Principal Stockholders.

(7) See Note (9) to tables under Principal Stockholders.

OWNERSHIP OF PREFERRED STOCK AND COMMON STOCK BY DIRECTORS AND OFFICERS

     The following table sets forth as of the close of business on March 2, 1995, the Common Stock ownership of those Officers listed in the Compensation Table who are not Directors and the Common Stock beneficially owned by Directors and Officers as a group on such date:

                                                                   NUMBER AND PERCENT
                                                                  OF SHARES OF COMMON
                                                                   STOCK BENEFICIALLY
                                  NAME                                  OWNED(1)
          -----------------------------------------------------   --------------------
          Charles W. Given.....................................      38,169(2)       *
          Charles P. Riley, Jr.................................      76,154(3)       *
          M. Mirghanbari.......................................      57,010(4)       *
          All Directors and Officers(5)........................   4,339,333       40.0%

* Less than one percent of outstanding shares.
- ---------------
(1) Number of shares for each Officer (and Directors and Officers as a group) includes (a) shares owned by the spouse of the Director or Officer and shares held by the Director or Officer or his spouse as trustee or custodian for the benefit of minor children where the trustee has voting or investment power and

     (b) shares of Common Stock which may be acquired within 60 days through the exercise of stock options or conversion of Preferred Stock.

(2) Includes 1,669 shares allocated to Charles W. Given under the Employee Stock Ownership Plan and 24,000 shares that Charles W. Given has the right to acquire under a stock option plan.

(3) Includes 2,244 shares allocated to Charles P. Riley, Jr. under the Employee Stock Ownership Plan and 8,600 shares that Charles P. Riley, Jr. has the right to acquire under a stock option plan.

(4) Includes 1,810 shares allocated to M. Mirghanbari under the Employee Stock Ownership Plan and 48,200 shares that M. Mirghanbari has the right to acquire under a stock option plan.

(5) As of March 2, 1995, all Directors and Officers as a group beneficially owned 335,128 shares of Preferred Stock, which represented 43% of the outstanding Preferred Stock and were convertible into 382,632 shares (3.5%) of Common Stock. As of March 2, 1995, Company-employed Directors and Officers as a group had the right to acquire 529,504 shares of Common Stock under stock options exercisable within 60 days, 18,073 shares of Common Stock were allocated to Company-employed Directors and Officers under the Employee Stock Ownership Plan, and 215,363 shares of Common Stock were credited to stock accounts of Company-employed Directors and Officers under the 1992 Management Incentive Plan.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     There were four regular meetings and one special meeting of the Board of Directors during 1994. During 1994, none of the Directors attended fewer than 75 percent of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which such Director was a member.

     The Board of Directors has an Audit Committee which held two meetings in 1994. The functions of the Audit Committee include annual consideration of the selection of independent auditors, meeting with the auditors before the year-end audit to review the proposed scope of work of the audit, meeting with the auditors at the completion of the year-end audit to review the results of the audit, review of the auditors' memorandum setting forth findings and suggestions regarding internal control, financial policies and procedures and management's response thereto, review of the internal audit program of the Company and review of unusual or significant financial transactions. The members of the Audit Committee are Messrs. Cadieux, Gavin and Grojean.

     The Board of Directors has a Compensation Committee which held two meetings in 1994. The functions of the Compensation Committee include reviewing the salaries of the Officers of the Company each year, adjusting them as appropriate, approving all management incentive awards and approving proposals for granting of stock options. The members of the Compensation Committee are Messrs. Cadieux, Gavin, Grojean and P. Stepan.

     The Board of Directors has no Nominating Committee.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth a summary of the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company for the years indicated.

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                  ANNUAL COMPENSATION     ------------
               NAME AND                           --------------------     AWARDS OF         ALL OTHER
          PRINCIPAL POSITION              YEAR     SALARY      BONUS        OPTIONS       COMPENSATION(1)
- ---------------------------------------   ----    --------    --------    ------------    ---------------
F. Quinn Stepan........................   1994    $400,000    $ 92,250     200,000 shs        $17,606
  Chairman, President                     1993     386,000           0             -0-         12,230
  and CEO                                 1992     372,000     196,950      70,000 shs         14,470

James A. Hartlage......................   1994    $196,333    $ 72,850      40,000 shs        $10,086
  Senior Vice President--                 1993     186,000      23,250             -0-          9,301
  Technology and Operations               1992     173,333      74,150      20,000 shs         10,693

Charles W. Given.......................   1994    $173,333    $ 31,050      40,000 shs        $ 9,042
  Vice President and General              1993     153,333      38,950             -0-          7,561
  Manager Surfactants                     1992     131,300      27,250      17,200 shs          8,070

Charles P. Riley, Jr...................   1994    $172,000    $ 37,150             -0-        $ 9,247
  Vice President--                        1993     166,000      11,950             -0-          8,373
  Administration and Regulatory Affairs   1992     159,500      59,400       8,600 shs          9,892

M. Mirghanbari.........................   1994    $161,667    $ 52,100      16,000 shs        $ 8,713
  Vice President--                        1993     151,667      13,650             -0-          7,544
  Manufacturing and Engineering           1992     132,250      47,250             -0-          8,180

- ------------
(1) For 1994, represents awards to each listed individual of a maximum contribution of $2,595 under the Company's Employee Stock Ownership Plan ("ESOP") as well as dividends on shares in each listed individual's ESOP account as follows: Mr. Stepan: $1,614; Mr. Hartlage: $915; Mr. Given:
     $642; Mr. Riley: $891; and Mr. Mirghanbari: $703. Also includes awards of $5,024 under the Company's Profit Sharing Plan ("Profit Sharing") as well as awards under the Company's Supplemental Profit Sharing Plan as follows:
     Mr. Stepan: $8,373; Mr. Hartlage: $1,552; Mr. Given: $781; Mr. Riley: $737; and Mr. Mirghanbari: $391. The $2,595 ESOP contribution amount and the $5,024 Profit Sharing amount were restricted due to limitations imposed by the Revenue Reconciliation Act of 1993.

     The following table provides information concerning individual grants during 1994 of stock options made to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE
                         ------------------------------------------------------------               AT
                         NUMBER OF      PERCENT OF                                       ASSUMED ANNUAL RATES OF
                         SECURITIES        TOTAL                                         STOCK PRICE APPRECIATION
                         UNDERLYING   OPTIONS GRANTED                                        FOR OPTION TERM
                          OPTIONS     TO EMPLOYEES IN   EXERCISE OF BASE   EXPIRATION   --------------------------
          NAME           GRANTED(#)     FISCAL YEAR       PRICE($/SH)         DATE          5%            10%
- ------------------------ ----------   ---------------   ----------------   ----------   -----------   ------------
F. Quinn Stepan.........   200,000         43.8%             $14.00          5-01-04    $ 1,760,905   $  4,462,479
James A. Hartlage.......    40,000          8.7%              14.00          5-01-04        352,181        892,496
Charles W. Given........    40,000          8.7%              14.00          5-01-04        352,181        892,496
Charles P. Riley,
  Jr. ..................       -0-           -0-                -0-               --            -0-            -0-
M. Mirghanbari..........    16,000          3.5%              14.00          5-01-04        140,872        356,998

The following additional computations are examples of hypothetical gains by all common stockholders and the above optionees on the same assumptions set forth above, that is, at assumed annual rates of common stock appreciation of 5% and 10%, respectively, for the term of the above options. Such assumed rates are prescribed by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock prices. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors.

All common
  stockholders..........       N/A           N/A                N/A              N/A    $95,385,342   $241,725,185
All above optionees.....   296,000         64.8%             $14.00          5-01-04    $ 2,606,139   $  6,604,469
Above optionees gain
  as % of all
  stockholders gain.....       N/A           N/A                N/A              N/A           2.7%           2.7%

     The following table provides information concerning exercises during 1994 of stock options and as to option values at year-end.

1994 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                                 SHARES                     NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                               ACQUIRED ON     VALUE      OPTIONS AT 1994 YEAR-END            1994 YEAR-END
            NAME                EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- ----------------------------   -----------    --------    -------------------------     -------------------------
F. Quinn Stepan.............    35,440 shs    $315,136       285,800/200,000 shs           $ 1,171,444/200,000
James A. Hartlage...........           -0-         -0-         33,600/40,000 shs                 75,557/40,000
Charles W. Given............     4,900 shs      40,118         24,000/40,000 shs                 35,138/40,000
Charles P. Riley, Jr. ......     7,400 shs      52,618               8,600/0 shs                           0/0
M. Mirghanbari..............           -0-         -0-         48,200/16,000 shs                140,419/16,000

DIRECTORS' FEES

     Directors who are not also Officers of the Company are currently being paid an annual Director's fee of $30,000 plus $900 for attendance at each Board of Directors meeting, Audit Committee meeting and Compensation Committee meeting. No such fees are paid to Directors who are also Officers of the Company. Under the Company's 1965 Directors' Deferred Compensation Plan, the Company has entered into agreements with certain of its non-employee Directors under which a Director, at his election, may defer receipt of his Director's fees and such deferred fees are (i) used to purchase shares of the Company's Common Stock and such shares and future distributions thereon are deposited in the Director's account, (ii) credited to the Stepan Company Deferred Income Account, (iii) used to purchase shares of selected publicly-traded mutual funds or (iv) divided equally between the purchase of shares of the Company's Common Stock, the Stepan Company Deferred Income Account and shares of selected publicly traded mutual funds. Funds in the Stepan Company Deferred Income Account may not be used to purchase shares of the Company's Common Stock, but earn interest at the same rate as bonds with a maturity of ten years. At the election of a Director, deferred payments may be made in shares of Stepan Common Stock or cash based on the fair market value of the Director's account at distribution, which commences, depending upon the terms of the agreement with the particular Director, upon retirement as a Director or from active or professional life or at any time between ages 60 to 70, with payments being made periodically over a period of five to ten years.

     In addition, the 1992 Stock Option Plan provides for the granting of a stock option, as of the date of the annual meeting of the Company's stockholders in each of calendar years 1996, 1998 and 2000, to each non-employee Director serving as a Director of the Company on such date to purchase the number of shares of Common Stock determined by dividing the non-employee Director's annual retainer fee for the applicable year by the fair market value of a share of Common Stock on the date of the grant. The exercise price of each share of Common Stock under a stock option granted to a non-employee Director will be equal to the fair market value of a share of Common Stock on the date of the grant or, if greater, par value. The exercise price may be paid, upon exercise, in cash, in shares of Common Stock or in any combination of cash or Common Stock as the non-employee Director completes two continuous years of service as a non-employee Director following the date of the grant, or more than ten years after the date of the grant. The 1992 Stock Option Plan sets forth restrictions upon the exercise of stock options by non-employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

     The Company has a non-qualified, non-funded retirement income plan for the benefit of the non-employee Directors. The plan provides for a benefit after ten years of service of 50 percent of the annual Director's fee at retirement plus two percent for each year served on the Board in excess of ten years with a maximum 25 years credit in excess of ten years. Benefits commence at 70 years of age.

RETIREMENT PLAN

     The Company has a non-contributory Retirement Plan (the "Retirement Plan") covering all salaried employees that provides for a maximum pension benefit equal to 50 percent of the employee's average base compensation, reduced by an amount equal to 50 percent of the employee's primary Social Security benefit at age 65, for employees with 30 years of service who retire at or after age 63. Base compensation is computed on the average base salary for the five highest consecutive earnings years during the last 15 years prior to retirement. The amount of salary taken into account for any year is subject to certain limitations contained in the Internal Revenue Code ($150,000 in 1994, to be indexed in future years for inflation in accordance with IRS regulations, and subject to certain transition rules for prior years in which greater amounts of salary were permitted to be taken into account). The following table sets forth the maximum annual retirement income payable under the Retirement Plan, prior to reduction by an amount equal to 50 percent of projected age 65 Social Security benefits, at age 63 for indicated salaries and lengths of service.

                                                                     YEARS OF SERVICE
                                                         -----------------------------------------
                     BASE SALARY                           15         20         25          30
- ------------------------------------------------------   ------     ------     -------     -------
$150,000..............................................   37,500     50,000      62,500      75,000
 175,000..............................................   43,750     58,333      72,917      87,500
 200,000..............................................   50,000     66,667      83,333     100,000
 225,000..............................................   56,250     75,000      93,750     112,500
 250,000..............................................   62,500     83,300     104,167     125,000

     The table has been prepared without regard to the limitation, described in the preceding paragraph, on salary taken into account under the Retirement Plan. The table has also been prepared without regard to the maximum benefit limitations imposed by the Internal Revenue Code. The Internal Revenue Code also imposes limitations applicable to employees who participate in more than one plan, but these limitations must be determined on an individual basis and are not reflected in the table.

     The years of credited service and the 1994 base salary (determined without regard to the limitation imposed by the Internal Revenue Code) for each of the Officers named in the cash compensation table are as follows:

                                                                         YEARS OF
                        NAME OF INDIVIDUAL                           CREDITED SERVICE     BASE SALARY
- ------------------------------------------------------------------   ----------------     -----------
F. Quinn Stepan...................................................          33             $ 400,000
James A. Hartlage.................................................          17               196,333
Charles W. Given..................................................          25               173,333
Charles P. Riley, Jr. ............................................          37               172,000
M. Mirghanbari....................................................          25               161,667

                            STOCK PERFORMANCE GRAPH

The following performance graph compares the yearly change since December 31, 1989, in cumulative return on the Common Stock of the Company on a dividend reinvested basis to the Dow Jones Chemical Industry Index and the Russell 2000 Index. The Dow Jones Chemical Industry Index is a market-capitalization weighted grouping of 20 chemical companies, including major manufacturers of both basic and specialty products. Stepan Company is not included in this Index. The Russell 2000 Index is a market-capitalization weighted grouping of 2,000 small to medium sized companies in a broad range of industries. Stepan Company was a part of the Russell 2000 Index during 1994. The graph assumes $100 was invested on December 31, 1989, and shows the cumulative total return as of each December 31 thereafter.

                                                   Dow Jones
      Measurement Period          Stepan Com-    Chemical In-    Russell 2000
    (Fiscal Year Covered)            pany        dustry Index        Index
1989                                    100.00          100.00          100.00
1990                                    115.74           91.28           80.49
1991                                    149.18          122.29          117.56
1992                                    187.63          133.46          139.20
1993                                    162.85          147.72          165.52
1994                                    178.65          160.89          162.61

- ------------
* Assumes $100.00 invested on December 31, 1989, in Stepan Company common stock, Dow Jones Chemical Industry Index and Russell 2000 Index.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of the following non-employee Directors: Messrs. Cadieux, Gavin, Grojean and P. Stepan. All issues pertaining to corporate officer compensation are submitted to the Compensation Committee for approval prior to implementation. Non-officer compensation for those reporting to the Chief Executive Officer is reviewed by the Committee as requested.

     The Company's guiding philosophy in executive compensation is that:

     (a) The base pay of executive officers should reflect job responsibilities and performance, and should be competitive internally to the like or comparable positions as well as being competitive externally to the like or comparable positions within the chemical industry. To this end, the Company uses job evaluation and measurement techniques consistent with modern industrial practice and sets pay policy in accordance with data supplied by Hay Associates, an independent compensation consulting firm, for base pay trends in the chemical industry.

        Within individual salary ranges, base salary levels for each executive officer are determined in accordance with performance standards set by Company policy, and in compliance with position in the salary range and the merit increase guidelines published annually for all salaried employees. A separate determination is made where an executive officer is promoted or assumes additional responsibilities which may result in an increase in excess of the merit increase guidelines.

        During 1994, merit increases for executive officers approximated the Company's 4% merit guideline, except in the case of four recently elected officers who were granted additional increases to position them more appropriately within their salary ranges. These adjustments averaged an additional 4%. These executives all assumed their present positions within the last twenty-four to thirty months, and such adjustments are consistent with salary administration procedures for other salaried employees in such situations.

        The Chairman, President and Chief Executive Officer's (CEO) salary range is determined by the same process and procedures as those of other executive officers. The CEO's salary is adjusted by the Compensation Committee in accordance with the salary merit increase guideline. During 1994, the CEO's base earnings increased by 3.6% over the prior year.

     (b) The incentive pay of executive officers should be tied directly to the performance of the Company and to the performance of the individual executive against a set of individual performance targets in a given calendar year. In years where the Company performs well against its economic targets, significant performance bonuses may be earned; if targets are not achieved or exceeded, incentive bonuses are proportionately lower or may not be paid at all.

        All executive officers have a minimum of 25% of the incentive bonus based on the performance of the Company (measured in Net Income) against performance targets approved by the Compensation Committee for each calendar year period.

        In 1994, the net income results of the Company measured Marginal +93%, i.e., just below the Competent rating of $14 million, or a return of 13.3% on beginning Stockholder Equity, according to the target for this factor of the incentive bonus as set by the Compensation Committee. As a result, awards were made to executive officers for this factor ranging from 4.6% to 23.1% of base earnings.

        The remainder of each individual executive officer's incentive bonus is based on performance measures set by mutual agreement between the executive and the CEO. The average incentive award for executive officers under this part of the plan was 17.9%.

        The CEO's incentive compensation is determined solely by the financial results of the Company for the year. In 1994, an incentive bonus of $92,250 was paid to the CEO.

    (c) Executive officers receive stock option grants on a regular schedule to promote retention of proven executives, in recognition of job performance as an encouragement to advance corporate performance results which in turn enhance the likelihood of increases in the value of Common Stock.

        In even-numbered years, stock options are granted to those executives and executive officers approved by the Compensation Committee and identified as having significant impact on the financial results and economic success and well-being of the Company. The size of stock option grants is determined based on job performance and the potential of each executive or executive officer to impact the costs, sales and/or profitability of the Company and may thus contribute to the value of the Common Stock held by stockholders. During 1994, options were granted to some eligible executives.

    (d) Under current levels of compensation, the Company is unlikely to be affected by the one million dollar limit set forth in Section 162(m) of the Internal Revenue Code on the deductibility of compensation for purposes of calculating federal income tax; however, the Compensation Committee intends to consider this matter if circumstances warrant.

                                            Robert D. Cadieux
                                            James J. Gavin, Jr.
                                            Thomas F. Grojean
                                            Paul H. Stepan

                                            THE COMPENSATION COMMITTEE

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of its Audit Committee, the Board of Directors has appointed Arthur Andersen LLP ("Andersen"), independent public accountants, auditors for the Company and its subsidiaries for the year 1995. The Board of Directors recommends to the stockholders that the appointment of Andersen as auditors for the Company and its subsidiaries be ratified. If the stockholders do not ratify the appointment of Andersen, the selection of auditors will be reconsidered by the Audit Committee and the Board of Directors. Representatives of Andersen are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from the stockholders.

                   STOCKHOLDER PROPOSALS--1996 ANNUAL MEETING

     In order for proposals from Company stockholders to be included in the Proxy Statement and Form of Proxy for the 1996 Annual Meeting in accordance with Securities and Exchange Commission rules, the Company must receive the proposals at its administrative offices at Edens Expressway and Winnetka Road, Northfield, Illinois 60093, no later than December 1, 1995.

                                 OTHER MATTERS

     In connection with any other business that may properly come before the meeting and of which the Board of Directors is not now aware, votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of a majority of the persons present and acting under the Proxy.

     In order to ensure the presence of the necessary quorum at the Annual Meeting, please mark, sign and return the enclosed Proxy card promptly in the envelope provided. No postage is required if mailed in the United States. Even though you sign and return your Proxy card, you are invited to attend the meeting. As noted on the cover, a ticket will be required for admission and a request form is enclosed.

                                            By order of the Board of Directors

                                            JEFFREY W. BARTLETT
                                                 Secretary

Northfield, Illinois
March 31, 1995

- --------------------------------------------------------------------------------
PROXY                                                                      PROXY
                                STEPAN COMPANY

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 1995
    THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

        I, the undersigned hereby appoints Jeffrey W. Bartlett and Walter J. Klein, or either of them (the "Proxies"), with full power of substitution, to represent and vote all shares that the undersigned is entitled to vote at the annual meeting of stockholders of STEPAN COMPANY on May 1, 1995, or at any adjournment thereof.

        This Proxy when properly executed will be voted in the manner directed herein. If No direction is made, this proxy will be voted FOR proposals 1 and 2, set forth below.

        1.  Election of Directors, Nominees:  F. Quinn Stepan and Robert G.
Potter.

        2. Ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for 1995.

        In their discretion the Proxies are authorized to vote on such other business as may properly come before the meeting.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on reverse side.)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                STEPAN COMPANY
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   [X]

[                                                                             ]

The Board of Directors recommends a vote "FOR" 1 and 2.

1.  Election of Directors--                             FOR   AGAINST   FOR (Except withhold for Nominee written below)
    Nominees:  F. Quinn Stepan and Robert G. Potter     / /    / /      / /   ________________________________________

2.  Ratification of independent auditors.



                                               Dated:_____________________, 1995

                                               (Signature(s))__________________

                                               ________________________________
                                               Please date and sign exactly as
                                               name appears hereon.  Joint
                                               Owners should each sign.  When
                                               signing as attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such.

- --------------------------------------------------------------------------------